                                                                    Exhibit 3.21

                                                                               D

                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 156B)


                                    ARTICLE I

                      The exact name of the corporation is

                  Casella Waste Systems of Massachusetts, Inc.

                                   ARTICLE II

     The purpose of the corporation is to engage in the following business activities:

     (a)  To engage in the business of waste disposal.

     (b) To carry on any business or other activity which may lawfully be carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the preceding paragraph.


NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE
8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

[SIDENOTE]

/s/ [ILLEGIBLE]
-----------------
Examiner


/s/ [ILLEGIBLE]
-----------------
Name
Approved


C    / /
P    /X/
M    / /
R.A. /X/


/s/ [ILLEGIBLE]
-----------------
P.C.

                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue

    WITHOUT PAR VALUE                             WITH PAR VALUE
-------------------------------     --------------------------------------------
   TYPE        NUMBER OF SHARES        TYPE       NUMBER OF SHARES     PAR VALUE
----------     ----------------     -----------   ----------------    ----------
Common:          None                Common:          5,000             $.01

Preferred:       None                Preferred:       None

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

[SEAL]

          None

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares or stock of any class are:

          None

                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

          See Attachment 6.

**IF THERE ARE NO PROVISIONS STATE "NONE".

NOTE: THE PRECEDING SIX(6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILLING APPROPRIATE ARTICLES OF AMENDMENTS.

                                  ATTACHMENT 6

     6. Other lawful provision, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     6A.  LIMITATION OF DIRECTOR L1ABILITY

          Except to the extent that Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     6B.  INDEMNIFICATION

          1. The corporation shall, to the fullest extent permitted by the applicable provisions of Chapter 156B of the Massachusetts General Laws, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, unless such Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

          2. Notwithstanding the provisions of Section 1 of this Article, in the event that a pending or threatened action, suit or proceeding is compromised or settled in a manner which imposes any liability or obligation upon an Indemnitee in a matter for which such Indemnitee would, otherwise be entitled to indemnification hereunder, no indemnification shall be provided to such Indemnitee with respect to such matter if it is determined that such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

          3. As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

          4. In the event that the corporation does not assume the defense of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, the corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and FURTHER PROVIDED that no such advancement of expenses shall be made if it is determined that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

          5. All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made by: (a) a majority vote of a quorum of the directors of the corporation, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

          6. The corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation. In addition, the corporation shall not indemnify any such Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the corporation makes any indemnification payments to any such Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the corporation to the extent of such insurance reimbursement.

          7. The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or directors or otherwise, and
(ii) shall inure to the benefit of the heirs, executors and administrators of such Indemnitees. The corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

6C.       OTHER PROVISIONS

          (a) The directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision of such by-laws which by law or these Articles or the by-laws requires action by the stockholders.

          (b) Meetings of the stockholders of the corporation may be held anywhere in the United States.

          (c) The corporation shall have the power to be a partner in any business enterprise which this corporation would have the power to conduct by itself.

          (d) The corporation, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding), may (i) authorize any amendment to its Articles of Organization pursuant to Section 71 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, (ii) authorize the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, pursuant to Section 75 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, and (iii) approve an agreement of merger or consolidation pursuant to Section 78 of Chapter 156B of the Massachusetts General Laws, as amended from time to time.

                                   ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than THIRTY DAYS after the date of filing

                                  ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (POST OFFICE BOXES ARE NOT ACCEPTABLE) of the principal office of the corporation IN MASSACHUSETTS is:

              c/o CT Corporation, 2 Oliver Street, Boston, MA 02109

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                      NAME                     RESIDENTIAL ADDRESS               POST OFFICE ADDRESS
President:     John W. Casella                 67 Ives Avenue                    Casella Waste Systems, Inc.
    *                                          Rutland, VT 05701                 25 Greens Hill Lane
                                                                                 Rutland, VT 05701
Treasurer:     Douglas R. Casella              3 Stonehollow                     Casella Waste Systems, Inc.
                                               Mendon, VT 05701                  25 Greens Hill Lane
                                                                                 Rutland, VT 05701
Clerk:         James W. Bohlig                 Russellville Road, Box 1043       Casella Waste Systems, Inc.
                                               Cuttingsville, VT 05701           25 Greens Hill Lane
                                                                                 Rutland, VT 05701
Directors:     John W. Casella                 67 Ives Avenue                    Casella Waste Systems, Inc.
                                               Rutland, VT 05701                 25 Greens Hill Lane
                                                                                 Rutland, VT 05701
               Douglas R. Casella              3 Stonehollow                     Casella Waste Systems, Inc.
                                               Mendon, VT 05701                  25 Greens Hill Lane
                                                                                 Rutland, VT 05701
               James W. Bohlig                 Russellville Road, Box 1043       Casella Waste Systems, Inc.
                                               Cuttingsville, VT 05738           25 Greens Hill Lane
                                                                                 Rutland, VT 05701
Vice President
and Assistant
Clerk:         Jerry S. Cifor                  Manchester West Road              Casell Waset Systems, Inc.
                                               Manchester, VT 05254              25 Greens Hill Lane
                                                                                 Rutland, VT 05701

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: April

d. The name and business address of the resident agent, if any, of the corporation is:
            CT Corporation System, 2 Oliver Street, Boston, MA 02109

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 8th day of November, 1999.

/s/ Jeffrey A. Stein
--------------------
Jeffrey A. Stein
Sole Incorporator


NOTE: IF AN EXISTING CORPORATION IS ACTING AS INCORPORATOR, TYPE IN THE EXACT NAME OF THE CORPORATION, THE STATE OR OTHER JURISDICTION WHERE IT WAS INCORPORATED, THE NAME OF THE PERSON SIGNING ON BEHALF OF SAID CORPORATION AND THE TITLE HE/SHE HOLDS OR OTHER AUTHORITY BY WHICH SUCH ACTION IS TAKEN.

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 156B)

I hereby certify that, upon examination of these Articles of Organization, duly submitted to me. It appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 8th day of November 1999.

[SEAL]

EFFECTIVE DATE: _________________________

[SEAL]


                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH



FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.


                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:


          Donna A. Pace
          Corporate Paralegal
          Hale and Dorr LLP
          60 State Street
          Boston, MA 02109
Telephone (617) 526-5179

                                                          FEDERAL IDENTIFICATION
                                                          No. 000679930

                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

We, John W. Casella, *President and James W. Bohlig, *Clerk

of Casella Waste Systems of Massachusetts, Inc.,
                           (EXACT NAME OF CORPORATION)

located at c/o CT Corporation System, 2 Oliver Street, Boston, MA 02109,
                (STREET ADDRESS OF CORPORATION IN MASSACHUSETTS)

certify that these Articles of Amendment affecting articles numbered

                                        1
          (NUMBER THOSE ARTICLES 1, 2, 3, 4, 5 AND/OR 6 BEING AMENDED)

of the Articles of Organization were duly adopted by unanimous consent on January 24, 2000, by vote of:

500 shares of common stock of 500 shares outstanding.
         (TYPE, CLASS & SERIES, IF ANY)

_______ shares of __________________________ of _________ shares outstanding and
                (TYPE, CLASS & SERIES, IF ANY)

_______ shares of __________________________ of ____________ shares outstanding.
                (TYPE, CLASS & SERIES, IF ANY)

(1)** being at least a majority of each type, class or series outstanding and entitled to vote thereon: / or (2)**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

"VOTED: That Article One of the Articles of Organization of the Corporation be amended, as follows:

          ARTICLE ONE:   The name by which the Corporation shall be known is
                         Casella Waste Management of Massachusetts, Inc.


* DELETE THE INAPPLICABLE WORDS         **DELETE THE INAPPLICABLE CLAUSE
(1) FOR AMENDMENTS ADOPTED PURSUANT TO CHAPTER 156B, SECTION 70
(2) FOR AMENDMENTS ADOPTED PURSUANT TO CHAPTER 156B SECTION 71
NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE
8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

[SIDENOTE]

/s/ [ILLEGIBLE]
-----------------
Examiner


/s/ [ILLEGIBLE]
-----------------
Name
Approved


C    /X/
P    / /
M    / /
R.A. / /


/s/ 5
-----------------
P.C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

   WITHOUT PAR VALUE STOCKS                    WITH PAR VALUE STOCKS
-------------------------------     ----------------------------------------------
   TYPE        NUMBER OF SHARES         TYPE          NUMBER OF SHARES   PAR VALUE
----------     ----------------     ------------      ----------------   --------
 Common:                             Common:

 Preferred:                          Preferred:

Change the total authorized to:

   WITHOUT PAR VALUE STOCKS                    WITH PAR VALUE STOCKS
-------------------------------     ----------------------------------------------
   TYPE        NUMBER OF SHARES         TYPE          NUMBER OF SHARES   PAR VALUE
----------     ----------------     ------------      ----------------   --------
 Common:                             Common:

 Preferred:                          Preferred:

                         CASELLA WASTE MANAGEMENT, INC.
                               25 GREENS HILL LANE
                                RUTLAND, VT 05701

                                                                January 26, 2000

Secretary of State of the
Commonwealth of Massachusetts
Corporations Division
One Ashburton Place
17th Floor
Boston, MA 02108

          Re:  CONSENT TO USE OF NAME

Dear Sir or Madam:

     The undersigned officer of Casella Waste Management, Inc., a Vermont corporation, qualified to do business in Massachusetts, does hereby consent to the use of the name "Casella Waste Management of Massachusetts, Inc.," by Casella Waste Systems, Inc., a Massachusetts corporation.

                                                   Very truly yours,

                                                   Casella Waste Management, Inc


                                                   By: /s/ John W. Casella
                                                       -------------------------
                                                       Name:  John W. Casella
                                                       Title: Secretary

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a LATER effective date not more than THIRTY DAYS after such filing, in which event the amendment will become effective on such later date.

Later effective date: _________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 26th day of January, 2000

/s/ John W. Casella
----------------------, *President

/s/ Jerry S. Cifor
----------------------, *Clerk

*DELETE THE INAPPLICABLE WORDS.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 27th day of JANUARY 1999.

[SEAL]

EFFECTIVE DATE: _______________________________


[SEAL]

                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH




                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

Donna A. Pace
Corporate Paralegal

Hale and Dorr
60 State Street
Boston, MA 02109